EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-214384) and Form S-8 (No. 333-210379, No. 333-207434) of our report dated March 15, 2017 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia,  Pennsylvania

March 15, 2017